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                          AGREEMENT AND PLAN OF MERGER

                                  by and among


                          PURE VANILLA EXCHANGE, INC.,


                             PVNX ACQUISITION CORP.,



                                       and

                               NIMBLE GROUP, INC.



                              --------------------

                                December 15, 2006

                              --------------------



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

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of December 15, 2006 (the "Agreement"), by and among Pure Vanilla Exchange, Inc., a Nevada corporation ("Parent"), PVNX Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and Nimble Group, Inc., a Delaware corporation (the "Company").

      WHEREAS, the board of directors of the Company (the "Company Board") has
(i) determined that the merger of Merger Sub with and into the Company (the "Merger") on the terms and conditions contained herein and in accordance with the Delaware General Corporation Law (the "Corporation Act") is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders and has approved, adopted and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholders of the Company;

      WHEREAS, the board of directors of Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved, adopted and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement;

      WHEREAS, the board of directors of Merger Sub has approved and adopted a resolution approving this Agreement and the Merger and declaring their advisability;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended;

      WHEREAS, Merger Sub was created solely for the purpose of effecting the Merger and will conduct no other activity; and

      WHEREAS, the Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the Corporation Act, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will be a wholly-owned subsidiary of Parent. The Merger shall have the effects specified in the Corporation Act.

      1.2 Closing; Effective Time. Subject to the provisions of Article V, the closing of the Merger (the "Closing") shall take place in New York City at the offices of the Company, as soon as practicable but in no event later than 10:00 a.m. New York City time on the second business day after the earliest date on which each of the conditions set forth in Article V (other than conditions that are satisfied by the delivery of documents at or prior to the Closing) have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other date, time and place as Parent and the Company shall mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, Merger Sub and the Company shall cause a certificate of merger (a "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the Corporation Act. The Merger shall become effective as of the date and time of such filing or as of such subsequent date and time as Parent and the Company shall agree to and shall be set forth in the Certificate of Merger (the "Effective Time").

      1.3 Effect on Capital Stock.

            (a) At the Effective Time, each share of common stock, $.001 par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.4(a)) and Parent Shares (as defined in Section 1.3(e)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1.306 shares (the "Exchange Ratio") of common stock, par value $.001 per share, of Parent ("Parent Common Stock") (the aggregate shares of Parent Common Stock into which the Company Common Stock is converted being referred to as the "Merger Consideration"). The Exchange ratio shall automatically be adjusted as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction with respect to the Company Common Stock or the Parent Common Stock between the date hereof and the Effective Time.

            (b) Following the Effective Time, the Merger Consideration shall be delivered to those parties who are holders of Company Common Stock (the "Selling Stockholders") immediately prior to the Effective Time in exchange for certificates representing outstanding shares of Company Common Stock and any other outstanding ownership interests in the Company (other than the Company Options (as defined in Section 1.3(c)) and Company Convertible Securities (as defined in Section 1.3(d)). The shares of Parent Common Stock delivered to the holders of Company Common Stock hereunder shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and the sale or other disposition of such shares of Parent Common Stock shall be subject to the restrictions arising under Rule 144 of the Securities Act until a registration statement shall have been filed for the purposes of registering such Parent Common Stock under the Securities Act. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of a stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, the Merger Consideration shall be adjusted accordingly.

            (c) Section 1.3(c) of the Disclosure Schedule (as defined in Article
II) contains a true, accurate and correct list, as of the date hereof and the Effective Time, setting forth the number of shares of Company Common Stock that are subject to all outstanding options and warrants to purchase Company Common Stock (the "Company Options"), whether or not vested, and identifying the holder of each Company Option, the number of shares of Company Common Stock subject to the Company Options held by such holder, whether or not such option is an incentive stock option, the date upon which each Company Option was granted, the vesting schedule and each stock option agreement evidencing the grant of such Company Options (a "Company Option Agreement"). At the Effective Time, all Company Options, whether or not exercisable and whether or not vested, shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be converted into an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the Company Option Plan (as defined in Section 2.2(a)), if applicable, and the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised by the holder thereof solely for Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option (the "Option Conversion Ratio") shall be equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, (iii) the per share exercise price under each such Company Option (the "Option Conversion Price") shall be adjusted by dividing (x) the per share exercise price under such Company Option by (y) the Exchange Ratio and
(iv) except as expressly provided for in this Agreement and the Company Option Agreement with each particular holder of the Company Options, any restriction on the exercise or transfer of any such Company Option shall continue in full force and effect in accordance with its terms and the term, exercisability, vesting schedule and other provisions of or relating to such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 1.3(c) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

      Prior to the Effective Time, the Company shall take all action that may be necessary (including amending the Company Option Plan) to effectuate the provisions of this Section 1.3(c) and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 1.3(c).

            (d) Section 1.3(d) of the Disclosure Schedule contains a true, accurate and correct list, as of the date hereof and the Effective Time, setting forth the number of shares of Company Common Stock into which all outstanding instruments (including, without limitation, notes, debentures and convertible stock) are convertible (the "Company Convertible Securities"), and identifying each Company Convertible Security, the holder thereof, the number of shares of Company Common Stock into which such Company Convertible Security may be converted, the date of, maturity date (if any) of such Company Convertible Security and the other principal terms of such Company Convertible Security. At the Effective Time, the conversion right provided for in all outstanding Company Convertible Securities shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be converted into the right to convert such Company Convertible Securities in accordance with the terms thereof. From and after the Effective Time, (i) each Company Convertible Security may be converted by the holder thereof solely into Parent Common Stock,
(ii) the number of shares of Parent Common Stock into which such Company Convertible Security can be converted (the "Convertible Security Conversion Ratio") shall be equal to the product of (A) the number of shares of Company Common Stock into which such Company Convertible Security may be converted by its terms multiplied by (B) the Exchange Ratio, (iii) the per share conversion price under each such Company Convertible Security (the "Convertible Security Conversion Price") shall be adjusted by dividing (x) the per share conversion price under such Company Convertible Security by (y) the Exchange Ratio and (iv) except as expressly provided for in this Agreement and the applicable Company Convertible Security, any restriction on the transfer of any such Company Convertible Security shall continue in full force and effect in accordance with its terms and the term, interest rate, maturity, conversion rate and other provisions of or relating to such Company Convertible Security shall otherwise remain unchanged; provided, however, that the Convertible Security Conversion Ratio and the Convertible Security Conversion Price of each Company Convertible Security shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.


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

            (e) Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time, if any, and each share of Company Common Stock then owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, other than any such shares held on behalf of third parties, if any (collectively, the "Parent Shares"), shall, by virtue of the Merger, be automatically cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

            (f) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock, cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product obtained by multiplying such stockholder's fractional share of Parent Common Stock that would otherwise be payable by the average of the closing bid and asked prices per share of Parent Common Stock for the ten consecutive business days ending on (and including) the business day immediately preceding the date of the Effective Time.

      The parties intend this transaction to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      1.4 Shares of Dissenting Stockholders.

            (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by a stockholder who has properly exercised and perfected his appraisal rights under Section 262 of the Corporation Act ("Dissenting Shares") shall not be converted into or exchangeable for the right to receive the Merger Consideration but shall entitle the holder thereof to receive payment therefor as shall be determined pursuant to Section 262 of the Corporation Act.

            (b) If such holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal of such shares under the Corporation Act, then, as of the Effective Time, each share of Company Common Stock of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, the right to receive the Merger Consideration without any interest thereon, in accordance with Section
1.3 hereof, and such shares shall no longer be Dissenting Shares.

            (c) The Company shall give the Parent (i) prompt notice of its receipt of any written demands for dissenters' rights for any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Section 262 of the Corporation Act and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights under the Corporation Act. The Company shall not, except with the prior written consent of the Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for dissenters' rights for Company Common Stock or offer to settle or settle any such demands.

      1.5 Merger Sub Common Stock. Each share of Merger Sub Common Stock (as defined in Section 3.2(b)) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

      1.6 Articles of Incorporation and By-Laws. At the Effective Time, (i) the articles of incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that such articles of incorporation shall provide that the name of the corporation be Pure Vanilla Merger Corporation, and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, except that such by-laws shall provide that the name of the corporation be Pure Vanilla Merger Corporation.

      1.7 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in writing in the Disclosure Schedule, which has been prepared by the Company and delivered by the Company to Parent and Merger Sub prior to or concurrently with the execution and delivery of this Agreement and shall identify the specific sections or subsections in this Agreement to which each such disclosure relates (the "Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

      2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, have not had and could not have a material adverse effect on the business, financial condition or results of operations of the Company (a "Company Material Adverse Effect"). The Company has previously delivered to Parent true, correct and complete copies of the articles of incorporation and by-laws (or equivalent governing instruments) and all amendments thereto, as currently in effect, of the Company.

      2.2 Capitalization, subsidiaries.

            (a) The authorized capital stock of the Company (the "Company Stock") consists of 68,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $0.001 par value (the "Company Preferred Stock"). As of December 13, 2006, there were 8,333,605 shares of Company Common Stock and no shares of any other class of the Company's capital stock outstanding. As of December 13, 2006, options to acquire 3,850,000 shares of Company Common Stock have been granted pursuant to the Company's 2006 Incentive Stock Option Plan (the "Company Option Plan") and were outstanding and options to acquire 327,728 shares of Company Common Stock that were not granted pursuant to the Company Option Plan were outstanding, all of such options being described on Section 1.3(c) of the Disclosure Schedule. As of December 13, 2006, there were also outstanding securities convertible into or exercisable for approximately an additional 9,025,585 shares of Company Common Stock, all of such securities being described on Section 1.3(d) of the Disclosure Schedule. The Company has also reserved a total of approximately 3,400,206 shares of Company Common Stock for issuance in connection with the Loan Conversion (as defined in Section 4.1(b)). Since December 13, 2006, the Company has not issued any additional shares of Company Stock (except as contemplated by Section 4.1(b)), nor has it granted or otherwise promised or undertaken to grant any additional options or other rights that are convertible into, or exercisable for, Company Stock or other ownership rights of the Company (except as contemplated by Section 4.1(b)), nor has it made representations or commitments that are convertible into, or exercisable for, Company Stock or other ownership rights of the Company. All issued and outstanding shares of Company Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. Except as described on Section 1.3(c) and Section 1.3(d) of the Disclosure Schedule, the Company does not have outstanding any subscription, option, put, call, warrant or other right or commitment to issue or any obligation or commitment to redeem or purchase, any of its authorized capital stock or any securities convertible into or exchangeable for any of its authorized capital stock. There are no stockholder agreements, voting agreements, voting trusts or other similar arrangements to which the Company is a party which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of the Company. Section 2.2(a) of the Disclosure Schedule contains a true, accurate and correct stockholders' list, setting forth the number of shares of Company Stock owned beneficially and of record by each stockholder of the Company as of the date of this Agreement, and a list setting forth all outstanding options and other rights convertible into, or exercisable for, Company Stock as well as all holders thereof.

            (b) The Company has no Subsidiaries. The Company does not own, directly or indirectly, any equity or other interest or any right (contingent or otherwise) to acquire the same in any corporation, partnership, joint venture, business, trust or other entity.

            (c) Except as set forth on Section 2.2(c) of the Disclosure Schedule, the Company has not granted any registration or similar rights to, or entered into any agreement relating to such rights with, any person relating to the registration of any of the shares of its capital stock under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2.3 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The execution and delivery of this Agreement and all agreements contemplated hereby, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby have been unanimously approved by the Company Board and duly and validly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement constitutes, and all agreements and documents contemplated hereby to which the Company is, or will be, a party constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

      2.4 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the articles of incorporation, as amended, or by-laws, as amended, of the Company, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or impair, invalidate or otherwise affect, any of the terms, conditions or provisions of any Material Contracts (as defined in Section 2.9(a)), or other items or rights identified on Section 2.23(a) of the Disclosure Schedule, or any other note, bond, mortgage, indenture, license, agreement or other instrument or obligation (the "Other Agreements") to which the Company is a party or by which it or any portion of its properties or assets may be bound or (c) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable to the Company or any portion of its properties or assets, except with respect to clauses (b) and (c) such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

      2.5 Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") on the part of the Company that has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (b) consents, approvals, authorizations, declarations or filings that, if not obtained or made, could not, individually or in the aggregate, have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated hereby.

      2.6 Financial Statements. Section 2.6 of the Disclosure Schedule sets forth true, correct and complete copies of the audited balance sheets, statements of income, statements of stockholders' equity and statements of cash flows for the three fiscal years ended February 28, 2006, February 28, 2005 and February 29, 2004, unaudited balance sheets as of November 30, 2006 and unaudited statements of income, statements of changes of operations, statements of stockholders' equity and statements of cash flows for the period ending November 30, 2006 (collectively, the "Company Financial Statements"). The Company Financial Statements, including (in the case of audited statements) the related notes, have been prepared from and are in accordance with the books and records of the Company and are true, complete and accurate and fairly present in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments which could not be material in amount or effect), in each case in accordance with GAAP consistently applied throughout the periods indicated. The books of account and other financial records of the Company that relate to the same periods as the periods covered by the Company Financial Statements (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

      2.7 No Undisclosed Liabilities. Except as set forth on Section 2.7 of the Disclosure Schedule, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) which are not reflected in the Company Financial Statements except for liabilities and obligations incurred in the ordinary course of business since November 30, 2006, none of which, individually or in the aggregate, have had or could have a Company Material Adverse Effect.

      2.8 Validity of Leases and Contracts.

            (a) The Company owns no real property. Section 2.8(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of the Company (such contracts and agreements, including all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any real property and all IP Contracts listed or otherwise set forth in Section 2.22(a) of the Disclosure Schedule being "Material Contracts"):

                  (i) each lease of real property and all other leased interests in real property that are used by the Company (a "Real Property Lease");

                  (ii) each lease, license, contract, agreement, invoice, purchase or sales order, employee secrecy or confidentiality agreement, undertaking, indenture and written commitment to which the Company is a party or by which any of the assets of the Company is bound, including all ongoing agreements, licenses, written commitments or other engagements and other instruments of any kind (but excluding Company Plans (as defined in Section 2.18(a)) under the terms of which the Company: (A) (i) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2006 or (ii) is likely to pay or otherwise give consideration of more than $25,000 in the aggregate over the remaining term of such contract and (B) cannot be cancelled by the Company without penalty or further payment and without more than 30 days' notice;

                  (iii) any written proposal, quotation or bid made or received by the Company in connection with its business that, if accepted, could lead to a contract for the provision of services by the Company, if a contract pursuant to such proposal, quotation or bid would have been included in the Disclosure Schedule pursuant to Section 2.8(a)(ii);

                  (iv) any note, debenture, bond, equipment trust agreement, letter of credit, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person, in each case in excess of $10,000 (collectively, "Indebtedness");

                  (v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party;

                  (vi) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (vii) all contracts and agreements with any Governmental Entity to which the Company is a party;

                  (viii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

                  (ix) all contracts and agreements between or among the Company, on one hand, and the Parent or any affiliate of the Parent, on the other hand, other than contracts or agreements relating to the purchase from the Company of shares of its capital stock and agreements (including promissory notes) relating to transactions in which an affiliate of Parent loaned money to the Company;

                  (x) all contracts and agreements providing for benefits under any Company Plan (but specifically excluding stock option agreements issued pursuant to the Company's 2006 Incentive Stock Option Plan); and

                  (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the conduct of the Company's business, or the absence of which could have a Company Material Adverse Effect.

            (b) Except as set forth in Section 2.8(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 2.5 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract.

            (c) Except as set forth in Section 2.8(c) of the Disclosure Schedule, to the knowledge of the Company, no other party to any Material Contract is in breach thereof or default thereunder and the Company has not received any notice of termination, cancellation, breach or default under any Material Contract.

            (d) The Company has made available to the Parent true and complete copies of all Material Contracts.

            (e) Except as set forth in Section 2.8(e) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Company's assets or any of the shares of Company Stock.

      2.9 Absence of Certain Changes or Events. Except as disclosed on Section 2.9(a) of the Disclosure Schedule, since November 30, 2006, the Company has conducted business in the ordinary and usual course and, without limiting the generality of the foregoing:

            (a) There have been no changes, developments, events, conditions or state of affairs which, individually or in the aggregate, have had or could have a Company Material Adverse Effect, other than the effects of the results of the operations of the Company's business (including losses incurred as a result thereof) that are consistent with results in prior periods;

            (b) Except as contemplated by the transactions described in this Agreement and specifically set forth on Section 2.9(b) of the Disclosure Schedule, there has not been any split, combination or reclassification of Company Stock or any issuance, or authorization of the issuance, of any securities in respect of, in lieu of, or in substitution for the capital stock of the Company or any declaration, setting side or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the capital stock of the Company;

            (c) Except as contemplated by the transactions described in this Agreement and specifically set forth on Section 2.9(c) of the Disclosure Schedule, the Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any of the capital stock of the Company;

            (d) Except as set forth on Sections 1.3(c) and 1.3(d) of the Disclosure Schedule, the Company has not issued or otherwise committed to issue any Company Options, warrants or other securities;

            (e) The Company has not sold, assigned, conveyed or otherwise disposed of any material properties or assets, real, personal, or mixed (including leasehold interests and intangible property), other than in the ordinary course of its business;

            (f) The Company has not sold, leased, subleased, licensed, assigned, conveyed or otherwise transferred any material Assets (as defined in Section 2.13(a)) of the Company, other than in the ordinary course of its business;

            (g) The Company has not mortgaged, pledged or subjected to any Lien or encumbrance any assets of the Company;

            (h) The Company has not cancelled, terminated, entered into, amended or modified any Material Contract or the Company's rights thereunder;

            (i) The Company has not amended, terminated, cancelled or compromised any material claims of the Company or waived any other rights of substantial value to the Company, whether or not in the ordinary course of business;

            (j) The Company has not incurred any liability or loss with respect to any of the assets or operations of the Company, except for liabilities incurred in the ordinary course of business, consistent with past practices;

            (k) The Company has not incurred any capital expenditure or executed any lease or other agreement with respect to any assets of the Company or any aspect of the business of the Company, or incurred any liability therefor, requiring any payment or payments in excess of $10,000 individually or $25,000 in the aggregate;

            (l) There have not been any cancellations or any threats of cancellations of any Material Contract by any supplier, customer or contractor of the Company with respect to the business of the Company;

            (m) The Company has not terminated or effected any amendment or supplement to, or extension of, any Company Plan;

            (n) The Company has not (i) announced or granted to any director or executive officer of, consultant to, or other employee of the Company any increase in wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company, (ii) agreed to any grant by the Company to any such director, executive officer, consultant or employee of any increase in severance or termination pay, (iii) agreed to any entry by the Company into, or any amendment of, any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such director, executive officer, consultant or employee or (iv) agreed to, or taken any action to, accelerate the vesting of any Company Option or other equity-based compensation;

            (o) The Company has not made any change in accounting methods or principles used for financial or regulatory reporting purposes other than such changes required by GAAP;

            (p) The Company has not written down or written up (or failed to write down or write up in accordance with GAAP) the value of any receivables or revalued any of the assets other than in the ordinary course of business in accordance with GAAP;

            (q) The Company has not (i) merged with, entered into a consolidation with or acquired an interest of 5% or more in any person or acquired a substantial portion of the assets or business of any person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business and consistent with past practice;

            (r) The Company has not made any material changes in the customary methods of operations of the Company, including practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing;

            (s) The Company has not made, revoked or changed any tax election or method of tax accounting or settled or compromised any liability with respect to taxes of the Company;

            (t) The Company has not made any loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any person;

            (u) The Company has not entered into any agreement, arrangement or transaction with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or affiliate of such persons), other than agreements and transactions relating to the purchase of shares of the Company Capital Stock, loans made to the Company and amendments, modifications and terminations of such agreements;

            (v) The Company has not disclosed any secret or confidential Intellectual Property (as defined in Section 2.21(a)) (except by way of issuance of a patent) (other than to persons who have executed written confidentiality agreements with the Company agreeing not to disclose such confidential Intellectual Property or to use it for the benefit of any person other than the Company) or permitted to lapse or become abandoned any material Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any right, title, interest or license;

            (w) The Company has not allowed any permit that was issued or relates to the Company or otherwise relates to the Company's business to lapse or terminate or failed to renew any insurance policy or permit that is scheduled to terminate or expire within 45 calendar days of the Closing, unless the lapse, termination or nonrenewal of therof would not have a Company Material Adverse Effect;

            (x) The Company has not failed to maintain the Company's material property and equipment in good repair and operating condition, ordinary wear and tear excepted;

            (y) The Company has not amended or restated the articles of incorporation or by-laws (or other organizational documents) of the Company;

            (z) The Company has not (i) abandoned, sold, assigned, or granted any security interest in or to any material item of the Company's Intellectual Property or the IP Contracts (as defined in Section 2.23(a)), including failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (ii) granted to any third party any license with respect to any of the Company's Intellectual Property, other than licenses in the ordinary course of its business, (iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to the date of this Agreement) or (iv) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof; and

            (aa) The Company has not entered into any agreement or arrangement, whether in writing or otherwise, to do any of the foregoing, or granted any options to purchase, rights of first refusal, rights of first offer or any similar rights or commitments with respect to any of the foregoing, except as expressly contemplated by this Agreement.

      2.10 Litigation, Judgments, No Default, Etc. Except as otherwise disclosed on Section 2.10 of the Disclosure Schedules, there is no action or proceeding pending and the Company has no knowledge of any action or proceeding threatened against or affecting the Company, its business or assets, the outcome of which could, individually or in the aggregate, have a Company Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, (b) there is no judgment, decree, injunction, rule or order (collectively, "Orders"), and the Company has no knowledge of any potential Orders, of any court, arbitrator or Governmental Entity outstanding against the Company, its business or assets, and
(c) there are no facts, and the Company has no knowledge of any potential facts, that could result in any such action or proceeding which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

      2.11 Compliance. The Company is not in default or violation of any term, condition or provision, and has no knowledge of any potential default or violation of any term, condition or provision, of (a) its articles of incorporation, as amended, or by-laws, as amended (or equivalent governing instruments), or (b) any Material Contracts to which it is a party or by which the Company or any portion of its properties or assets may be bound; except with respect to the foregoing clause (b) such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

      2.12 Tangible Personal Property.

            (a) The Company owns or has the legal right to use all tangible personal property necessary for it to continue to conduct its business as conducted on the date of this Agreement.

      2.13 Assets.

            (a) Except as set forth in Section 2.13(a) of the Disclosure Schedule, the Company owns, leases or has the legal right to use all the properties and assets, including the Company's Intellectual Property, the IP Contracts and the Tangible Personal Property, used in the conduct of the Company's business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by the Company or in or relating to the conduct of the Company's business, all of which properties, assets and rights constitute "Assets." The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances, except as set forth in Section 2.13(a) of the Disclosure Schedule.

            (b) The Assets constitute all the properties, assets and rights forming a part of, used, or held as are necessary in the conduct of, the Company's business. At all times since the date of this Agreement, the Company has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

      2.14 Key Employees.

            (a) Section 2.14 of the Disclosure Schedule lists the name, current annual salary rates, bonuses, deferred or contingent compensation, pension, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2006 and 2005, the date of employment and the job title of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded $100,000.

            (b) All directors, officers, management employees and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment.

      2.15 Certain Interests.

            (a) Except as set forth in Section 2.15(a) of the Disclosure Schedule, no officer or director, associate or affiliate of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director, associate or affiliate:

                  (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company (other than Parent) or the business of the Company (other than Parent); provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer and that are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                  (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any property, real or personal, tangible or intangible, including, without limitation, licenses, inventions, technology, processes, designs, computer programs, know-how and formulae used in the business of the Company; or

                  (iii) has a beneficial interest in any contract or agreement disclosed in the Disclosure Schedule; or

                  (iv) has outstanding any Indebtedness to the Company.

            (b) Except as set forth in Section 2.15(b) of the Disclosure Schedule, the description of the relationships between the Parent, the Company and their respective officers, directors and employees set forth in Item 7 of the Parent's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 26, 2006 is complete and accurate in all material respects.

      2.16 Board and Stockholder Approval.

            (a) The Company Board by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, or by unanimous written consent, and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability (iii) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement, the Merger and other transactions contemplated by this Agreement be submitted for consideration by the Company's stockholders.

            (b) The only vote of the holders of any class or series of Company Stock necessary to approve and adopt this Agreement, the Merger and other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement, the Merger and other transactions contemplated by this Agreement.

      2.17 Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales, use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, alternative minimum, severance or withholding taxes or charges imposed by any Governmental Entity, whether foreign or domestic, and includes any additions to tax, interest and penalties. "Tax Return," as used in this Agreement, means a report, return, statement, declaration or other information required to be supplied with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (a) Filing of Timely Tax Returns. Except for Tax Returns that are currently subject to an extension that has been properly obtained, all Tax Returns required to be filed by the Company under applicable law have been filed on a timely basis. All such Tax Returns were and are true, complete and correct.

            (b) Payment of Taxes. The Company has, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable. No written claim (and no other claim) has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

            (c) Tax Reserves. The Company has established (and until the Closing Date will maintain) on its books and records, including the Company Financial Statements (i) reserves adequate to pay all Taxes and all deficiencies in Taxes asserted, proposed or threatened against the Company and (ii) reserves for deferred income taxes, in each case in accordance with GAAP.

            (d) Tax Liens. There are no Tax liens upon the assets of the Company except liens for Taxes not yet due.

            (e) Withholding Taxes. The Company has complied in all respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as any similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

            (f) Waivers of Statute of Limitations. The Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

            (g) Deficiencies. No deficiency for any Taxes has been proposed, asserted, assessed or, to the Company's knowledge, threatened against the Company.

            (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company. The Company has no knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. The Company has no knowledge of any facts which would constitute grounds for the assessment of any liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service (the "IRS") or other taxing authority.

            (i) Tax Rulings. The Company has not received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that could have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

            (j) Availability of Tax Returns. To the extent not previously provided, as soon as practicable after the date hereof, the Company will make available to the Parent complete and accurate copies of such of the following materials as the Parent may reasonably request: (i) Tax Returns filed by the Company since the Company's incorporation, (ii) audit reports received from any taxing authority relating to any Tax Return filed by the Company and (iii) Closing Agreements entered into by the Company with any taxing authority.

            (k) Tax Sharing Agreements. The Company is not a party to any Tax allocation or sharing or similar agreement or arrangement with any person other than the Company.

            (l) Affiliated Groups; Liability for Others. The Company has never been a member of an affiliated group of corporations filing consolidated, combined or unitary Tax Returns other than an affiliated group in which the Company was the common parent. The Company has no liability for Taxes of any person other than the Company under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (m) Section 341(f). The Company has not filed a consent pursuant to
Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company.

            (n) Section 168. No property of the Company is property that the Company or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

            (o) Section 481 Adjustments. The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the IRS has not proposed any such adjustment or change in accounting method.

            (p) Section 453. The Company has not disposed of any property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code.

            (q) Section 280G. Except as set forth on Section 3.13(r) of the Disclosure Schedule, the Company is not a party to any agreement, contract, or arrangement that could result, either directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (r) Real Property Holding Corporation. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

      2.18 Employee Benefit Plans.

            (a) Section 2.18(a) of the Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, stock option plan, incentive compensation plan, equity compensation plan, "welfare plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension plan" (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement under which the Company is currently obligated; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, which together with the Company could be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") for the benefit of any employee or former employee of the Company. Such plans are referred to collectively herein as the "Company Plans".

            (b) The Company has heretofore made available to Parent with respect to each of the Company Plans true and correct copies of each of the following documents, if applicable: (i) the Company Plan document; (ii) the actuarial report for such Company Plan for each of the last two years, (iii) the most recent determination letter from the IRS for such Company Plan, (iv) the most recent summary plan description and related summaries of material modifications and (v) the Form 5500 tax forms for each of the last two years.

            (c) Each Company Plan is in material compliance with its terms and the applicable provisions of the Code and ERISA; each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that the Company Plan is qualified and the Company knows of no condition or event that could reasonably be expected to adversely affect such status; neither the Company nor any ERISA Affiliate has or at any time in the past has had (i) any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code, (ii) an obligation to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA); and there are no pending, or to the knowledge of the Company, threatened or anticipated disputes, law suits, investigations, audits, complaints or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

            (d) The Company has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code and to comply with Section 601 of ERISA.

            (e) Except as disclosed on Section 2.18(e) of the Disclosure Schedule, the execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Plan, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of the Company.

            (f) With respect to each Company Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA, nor any transaction that could result in a civil penalty being imposed under Section 409 or 502(i) of ERISA, except for any such transactions which could not, individually or in the aggregate, have a Company Material Adverse Effect.

            (g) The Company has not entered into any agreement, contract, or arrangement or made or given any undertaking that could result, either directly or indirectly, in any claim against the Company or, following the Merger, Parent or the Surviving Corporation to the effect that any holder of a Company Option is entitled to the acceleration of vesting, elimination of transfer restrictions or any other change or modification to his or her Company Option by reason of the Merger.

            (h) The Company is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding.

      2.19 Finders and Investment Bankers. Neither the Company nor any of its employees, officers or directors has employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

      2.20 Collective Bargaining Agreements; Employment Matters.

            (a) The Company is not a party to or subject to any collective bargaining agreement with any labor union. There are no labor controversies pending or threatened against the Company.

            (b) There are no pending collective bargaining negotiations relating to the employees of the Company. There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the employees of the Company, no such petitions have been pending within the past five years and there has not been any general solicitation of representation cards by any union seeking to represent the employees of the Company as their exclusive bargaining agent at any time within the past five years. There is no unfair labor practice, charge or complaint or other proceeding pending or, threatened, against the Company before the National Labor Relations Board or any other Governmental Entity. There is no labor strike, slowdown or stoppage pending or threatened, against or affecting the Company, nor has there been any such activity within the past two years.

            (c) There are no pending claims by any current or former personnel against the Company, there are no pending claims against the Company arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards.

            (d) The Company is in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. All persons employed by the Company as independent contractors are properly identified, compensated and otherwise treated by the Company as independent contractors. The Company has paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Company, threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company. The Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company. There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or employ any person. There are no pending claims of any kind by any current or former personnel against the Company, and there are no pending claims against the Company arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards.

      2.21 Insurance. All material assets, properties and risks of the Company are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company.

      2.22 Intellectual Property.

            (a) For purposes of this Section 2.22, "Intellectual Property" shall mean, collectively: (x) all U.S. and foreign registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names and all registrations and applications therefor, together with all goodwill symbolized thereby (collectively, the "Trademarks"), (ii) web sites and web pages and related items and all intellectual property and proprietary rights incorporated therein (collectively, "Web Sites"), (iii) computer software, data files, source code and object code, user interfaces, manuals and other specifications and documentation and all know-how relating thereto (collectively, the "Computer Software"), (iv) copyrights (including, without limitation, those in Computer Software), mask works, and all registrations and applications therefor (collectively, the "Copyrights"), (v) utility and design patents, registered designs and invention disclosures (including, without limitation, those relating to Computer Software), and all grants, registrations and applications therefor (collectively, the "Patents"), (vi) trade secrets, inventions, processes, formulae, know-how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other information and customer and supplier lists (collectively, the "Trade Secrets"), and (vii) other intellectual property, including, without limitation, adequate research and development facilities; and (y) all Contracts relating to any of the items set forth in clause (x) above (collectively, the "IP Contracts"). Section 2.22(a) of the Disclosure Schedule lists all Trademarks, Copyrights, Patents, Websites, and Computer Software owned by or licensed to the Company (as described on such Disclosure Schedule). All Patents, Trademarks, and Copyrights of the Company have been duly registered or filed with or issued by each appropriate governmental entity in each jurisdiction indicated in Section 2.22(a) of the Disclosure Schedule and all necessary affidavits of continuing use have been filed, and all maintenance fees have been paid to continue all rights in effect through the date of the Closing. The Company has made available to Parent and Merger Sub complete and correct copies of, and Section 2.22(a) of the Disclosure Schedule lists, all IP Contracts.

            (b) No act has been done or omitted to be done by the Company, or any licensee thereof, that conflicts, nor does any such act or omission or the execution and delivery of this Agreement result in, the violation or default under, or give to any right, license, termination right, acceleration or encumbrance relating to the Company IP (as hereinafter defined) or otherwise has had or could have the effect of impairing, encumbering or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other person to cancel, forfeit, modify or consider abandoned, or forfeiting any benefit relating to any Company IP (as hereinafter defined), or give any person any rights with respect thereto. The "Company IP" means all Intellectual Property that is used in the Company's business as currently conducted.

            (c) All of the Company's rights in the Company IP are valid, enforceable and free of defects. The Company has no knowledge of any facts or claims which cause or would cause any Company IP to be invalid or unenforceable in any material respect, and the Company has not received any notice that any person may bring such a claim.

            (d) Except as set forth in Section 2.22(d) of the Disclosure Schedule, the Company owns or otherwise has the valid right to use any and all material Company IP, free and clear of any lien, encumbrance, royalty or other payment obligations.

            (e) Except as set forth in Section 2.22(e) of the Disclosure Schedule, (i) the Company has no knowledge of any person that is infringing any right of the Company with respect to any Company IP and (ii) to the knowledge of the Company, neither the Company nor its business as currently conducted, is in conflict with or in violation or infringement of, or has violated or infringed, nor has the Company received any notice of any conflict with or violation or infringement of, nor are proceedings or claims pending, nor have any such proceedings or claims been instituted or asserted in writing against the Company, nor, to the knowledge of the Company, are any proceedings threatened, alleging any violation, nor, to the best of the Company's knowledge, is there any valid basis for any such proceeding or claim, of any rights or asserted rights of any other person with respect to any Intellectual Property of such other person.

            (f) No proceedings or claims in which the Company alleges that any person is infringing upon, or otherwise violating, any Company IP are pending, and none have been served by, instituted or asserted by the Company, nor are any proceedings threatened alleging any such violation or infringement, nor does the Company know of any valid basis for any such proceeding or claim.

            (g) The Company has granted no options, rights, licenses or interest of any kind relating to the Company IP to any other person other than the Parent.

            (h) Except as set forth in Section 2.22(h) of the Disclosure Schedule, no open source, public source or freeware software or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license, is used in, incorporated into, integrated or bundled with the Software.

            (i) The Company has implemented and maintained in effect reasonable security measures, consistent with general industry practices, with respect to the Company IP.

            (j) No person has any marketing rights to the Company IP.

            (k) There is no outstanding order by or with any governmental entity relating to the Company IP by which the Company is bound.

            (l) The Company has not assigned, sold, exclusively licensed or otherwise transferred ownership of any Company IP used in its business, except to the extent such activities are a part of the Company's ordinary business operations or where such activities would be commercially reasonable for the ongoing conduct of the business, including any Patent, Trademark, Copyright, or Trade Secret to any entity or person other than Parent.

            (m) No licenses or rights have been granted by the Company or, to the knowledge of the Company, any other person to distribute the source code of, or to use the source code to create derivative works of, any product currently marketed by, commercially available from or under development by the Company.

            (n) The Company has not, prior to the date hereof, divulged, furnished to or made accessible to any person other than Parent, any source code or Trade Secrets included in the Company Property, without prior thereto having obtained an enforceable agreement of confidentiality from such person (which agreements will be enforceable by the Company after the Closing to an extent sufficient to fully exploit all Trade Secrets as required to operated the businesses of the Company as currently conducted).

            (o) Except as set forth in Section 2.22(o) of the Disclosure Schedule, to the knowledge of the Company, the Company has obtained from all individuals who participated in any respect in the invention or authorship of any Company IP (as employees of the Company, as consultants, as employees of consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such Company IP, and assignments to the Company of all rights with respect thereto, other than from such individuals whose copyrightable works the Company hereby represents to be "works made for hire" within the meaning of Section 101 of the Copyright Act of 1976.

            (p) To the knowledge of the Company, no officer or employee of the Company is subject to any agreement with any other person or entity which requires such officer or employee to assign any interest in inventions or other intellectual property or keep confidential any Trade Secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

            (q) The Company has taken all commercially reasonable efforts to safeguard and maintain its proprietary rights in the Company IP and, to the best of Company's knowledge, no rights to the Company IP have been lost or are in jeopardy of being lost through failure to act by the Company.

      2.23 Compliance with Laws. The business of the Company has been conducted in all material respects in accordance with all Legal Requirements applicable to the Company (excluding ERISA, which is covered by Section 2.18 hereof). The Company has not received any written notice of alleged material violation of any of the foregoing, and there are no presently existing circumstances which could result or be likely to result in violations of any of the foregoing, nor are there any pending or, to the best knowledge of the Company, threatened hearings or investigations with respect to alleged material violations of any of the foregoing.

      2.24 Certain Business Practices. None of the Company nor, to the knowledge of the Company, any of its directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Company's business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner illegal under any law of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any officer, director, partner, employee or agent of any such customer or officer, director, partner, employee or agent for the unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Company's business.

      2.25 Licenses and Permits. The Company has obtained, and is in material compliance with, all material licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings required by applicable law for the conduct of the business and operations of the Company as now conducted (collectively, the "Required Licenses"), and there are no proceedings pending or, to the best of the Company's knowledge, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Required License, except to the extent that the failure to obtain, maintain or comply with such licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings could not reasonably be excepted to have a Company Material Adverse Effect .

      2.26 Documents and Records. The Company has previously made available to Parent true and complete copies of all of the agreements, arrangements or other documents in respect of items identified on any schedule to this Agreement. All books and records and other data of the Company relating to the Company or it business, including customers' and suppliers' lists, all payroll, personnel and other employee records and any minute books, have been maintained in all material respects in accordance with good business practices.

      2.27 Disclosure. The Company is not aware of any facts or circumstances pertaining to the Company or its business which could have a Company Material Adverse Affect and which have not been disclosed in this Agreement and the Schedules hereto. This Agreement and the schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading in light of the circumstances in which they were made.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

      Except as disclosed in writing in the Disclosure Schedule being delivered at or prior to the execution of this Agreement, which Disclosure Schedule shall identify the specific sections or subsections in this Agreement to which each such disclosure relates, or as disclosed in Exchange Act reports filed with, or furnished to, as applicable, the SEC by Parent prior to the date of this Agreement, Parent and Merger Sub hereby represent and warrant to the Company as follows:

      3.1 Organization. Parent and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not have a material adverse effect on the business, results of operations or financial condition of Parent taken as a whole (a "Parent Material Adverse Effect"). There are no facts or circumstances with respect to the existence, good standing, power, authority or qualification of any subsidiary of Parent that have had, or could, individually or in the aggregate, have a Parent Material Adverse Effect. Merger Sub is a newly-formed, wholly-owned subsidiary of Parent and, except for activities incident to the acquisition of the Company, Merger Sub has not engaged in any business activities of any type or kind whatsoever.

      3.2 Capitalization.; Subsidiaries

            (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock. Parent has no other class or series of capital stock authorized or outstanding. As of December 13, 2006, there were 54,080,031 shares of Parent Common Stock issued and outstanding. As of December 13, 2006, options to acquire 2,500,000 shares of Parent Common Stock have been granted pursuant to Parent's 2006 Incentive Stock Option Plan (the "Parent Option Plan") and were outstanding and warrants to purchase 902,625 shares of Parent Common Stock were outstanding, all of such options and warrants being described on
Section 3.2(a) of the Disclosure Schedule. Parent has also reserved a total of 3,000,000 shares of Parent Common Stock for issuance pursuant to an employment agreement that Parent contemplates entering into prior to the Effective Time. Except as set forth on Section 3.2(a) of the Disclosure Schedule, as of the date hereof Parent has no outstanding bonds, debentures, warrants, stock appreciation rights, notes or other obligations whereby the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All such issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated by this Agreement, as of the date hereof, there are no existing options, warrants, calls subscriptions, convertible securities, or other rights, agreements or commitments, other than pursuant to the Parent Option Plans, which obligate Parent to issue, transfer or sell any shares of capital stock of Parent.

            (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), all of which shares are issued and outstanding and owned by Parent. Notwithstanding any provisions to the contrary, Parent may, in its sole discretion, increase or decrease the number of shares of authorized Merger Sub Common Stock and the number of shares of Merger Sub Common Stock issued and outstanding owned by Parent. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

            (c) The Company has no Subsidiaries other than Merger Sub. The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, business, trust or other entity other than Merger Sub.

      3.3 Authorization; Binding Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Parent and Merger Sub of the transactions contemplated hereby has been approved by the board of directors of Parent, the board of Directors of Merger Sub and Parent as the sole stockholder of Merger Sub and duly and validly authorized by all necessary corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute legal, valid and binding obligations of Parent and Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with their respective terms, except as such enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

      3.4 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation, articles of incorporation or by-laws or equivalent governing instruments of Parent or Merger Sub, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts and Other Agreements to which the Parent is a party or by which it or any portion of its properties or assets may be bound or (c) violate any Legal Requirements applicable to the Parent or any portion of Parent's properties or assets, except with respect to clauses (b) and
(c) such matters that, individually or in the aggregate, have not had and could not have a Parent Material Adverse Effect.

      3.5 SEC Filings; Financial Statements.

            (a) As of their respective dates, each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) of Parent prepared by it since the initial registration of its shares (including, without limitation, its Registration Statement on Form 10-SB), in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Parent Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Parent for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied throughout the periods indicated, except as may be noted therein. Since the date of the most recent Parent Report, there has not been a Parent Material Adverse Effect.

            (b) Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) liabilities or obligations reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied and included in the Parent Reports and (ii) liabilities or obligations incurred in the ordinary course of business which are not material in amounts.

      3.6 Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, any Governmental Entity on the part of Parent that has not been obtained or made is required in connection with the execution or delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transaction contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings and other applicable requirements under the Exchange Act,
(c) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of Parent Common Stock contemplated under this Agreement, and (d) consents, approvals, authorizations, declarations or filings that, if not obtained or made, could not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent Parent or Merger Sub from consummating the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

      4.1 Conduct of Business of the Company. Except as otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees and employees and others with which it has business relationships. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, the Company shall not do any of the following without the prior written consent of the
Parent:

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (b) issue, sell, grant, pledge, deliver, otherwise encumber or subject to any Lien (i) any shares of its capital stock, (ii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities, or (iii) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (x) the issuance of Company Stock upon the exercise of Company Options outstanding on the date of this Agreement and in accordance with their present terms and (y) the issuance to lenders to the Company, in exchange for a maximum of $1,990,044 in principal amount of indebtedness outstanding on the date hereof (in addition to indebtedness evidenced by Company Convertible Securities), of (A) one (1) shares of Company Common Stock and (ii) a warrant to purchase one-fourth (1/4) of a share of Company Common Stock at an exercise price of $2.75 per share for each $0.8218 of indebtedness so exchanged (the "Loan Conversion");

            (c) amend its articles of incorporation or by-laws (or equivalent governing instruments), except as required by the terms of this Agreement;

            (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing assets of, or by any other manner, any equity interest in or portion of any business of any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that, individually, are in excess of $10,000 or, in the aggregate, are in excess of $25,000;

            (e) enter into any joint venture agreement or strategic alliance or similar agreement or arrangement with any person or entity;

            (f) sell, lease (as lessor), license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any material properties or material assets;

            (g) sell, lease, assign, transfer, convey, deliver or otherwise dispose of, or divest, or purchase or acquire, or enter into any material agreement with any person with respect to, any Owned Property, except in the ordinary course of business consistent with prior practice;

            (h) (i) grant to any officer or director of the Company any increase in compensation, except to the extent required under employment agreements in effect as of the date hereof and set forth on Section 2.19(a) of the Disclosure Schedule, (ii) grant to any employee, officer or director of the Company any increase in severance or termination pay, except to the extent required under any agreement or plan in effect as of the date hereof and set forth on Section 2.19(a) of the Disclosure Schedule, (iii) enter into any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such employee, officer or director, (iv) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Plan, (v) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any Company Plan or (vi) take any action to accelerate, or, where the Company has reserved the unilateral discretion to prevent such acceleration, fail to take any action to prevent the acceleration of, the vesting of any Company Options or other equity-based compensation;

            (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may be required by a change in GAAP;

            (j) (i) incur any indebtedness for borrowed money, increase any indebtedness for borrowed money, guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances, capital contributions to, or investments in, any other person, other than to or in the Company;

            (k) commence any litigation, suit, claim, action, proceeding or investigation;

            (l) (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $10,000 individually or $25,000 in the aggregate, other than (x) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with prior practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company's financial statements (or the notes thereto) dated as of the last day of the month ending prior to the date hereof, which have previously been provided to Parent, (y) with respect to Taxes and (z) pursuant to the Loan Conversion contemplated by Section 4.1(b), (ii) cancel any indebtedness or waive any claims or rights of substantial value or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

            (m) engage in any transaction or enter into any agreement or arrangement with any shareholder or affiliate of the Company;

            (n) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's rights thereunder;

            (o) enter into any Other Agreements, commitments or contracts that are material to the Company, other than in the ordinary course of business consistent with past practice;

            (p) except as contemplated by this Agreement, take or cause to be taken any action described in clauses (b) through (bb) of Section 2.10 of this Agreement;

            (q) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article V not being satisfied;

            (r) make or rescind any material election with respect to Taxes, make a request for a Tax Ruling or enter into a Closing Agreement with respect to Taxes, settle or compromise any material Tax matter, or, with respect to any material Tax matter, change any method of accounting or reporting;

            (s) establish, adopt, enter into, make any new rights or awards under, amend or otherwise modify any Company Plan, or increase the salary, wage, bonus or other compensation of any employee; or

            (t) agree, commit or arrange to do any of the foregoing.

      4.2 Conduct of Business of Parent and Merger Sub. Except as otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, Parent shall conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees and employees and others with which it has business relationships. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, and except as otherwise permitted pursuant to this Agreement or in the ordinary course of business, the Company shall not, and shall not permit Merger Sub to, do any of the following without the prior written consent of the Company:

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Parent or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (b) issue, sell, grant, pledge, deliver, otherwise encumber or subject to any Lien (i) any shares of its capital stock, (ii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities, or (iii) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Stock upon the exercise of stock options and warrants outstanding on the date of this Agreement and in accordance with their present terms;

            (c) amend its articles of incorporation or by-laws (or equivalent governing instruments), except as required by the terms of this Agreement;

            (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing assets of, or by any other manner, any equity interest in or portion of any business of any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that, individually, are in excess of $10,000 or, in the aggregate, are in excess of $25,000;

            (e) enter into any joint venture agreement or strategic alliance or similar agreement or arrangement with any person or entity;

            (f) sell, lease (as lessor), license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any material properties or material assets;

            (g) sell, lease, assign, transfer, convey, deliver or otherwise dispose of, or divest, or purchase or acquire, or enter into any material agreement with any person with respect to, any of its owned property, except in the ordinary course of business consistent with prior practice;

            (h) (i) grant to any officer or director of the Parent any increase in compensation, except to the extent required under employment agreements in effect as of the date hereof, (ii) grant to any employee, officer or director of the Parent any increase in severance or termination pay, except to the extent required under any agreement or plan in effect as of the date hereof, (iii) enter into any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such employee, officer or director,
(iv) establish, adopt, enter into or amend in any material respect any collective bargaining agreement, (v) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any employee benefit or (vi) take any action to accelerate, or, where the Parent has reserved the unilateral discretion to prevent such acceleration, fail to take any action to prevent the acceleration of, the vesting of any stock options or other equity-based compensation;

            (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Parent, except insofar as may be required by a change in GAAP;

            (j) (i) incur any indebtedness for borrowed money, increase any indebtedness for borrowed money, guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Parent, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances, capital contributions to, or investments in, any other person, other than to or in the Parent;

            (k) (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $10,000 individually or $25,000 in the aggregate, other than (x) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with prior practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Parent's financial statements (or the notes thereto) dated as of the last day of the month ending prior to the date hereof, which have previously been provided to Company, and (y) with respect to Taxes, (ii) cancel any indebtedness or waive any claims or rights of substantial value or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Parent is a party;

            (l) engage in any transaction or enter into any agreement or arrangement with any shareholder or affiliate of the Parent;

            (m) enter into any Other Agreements, commitments or contracts that are material to the Parent, other than in the ordinary course of business consistent with past practice;

            (n) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article V not being satisfied;

            (o) make or rescind any material election with respect to Taxes, make a request for a Tax Ruling or enter into a Closing Agreement with respect to Taxes, settle or compromise any material Tax matter, or, with respect to any material Tax matter, change any method of accounting or reporting;

            (p) establish, adopt, enter into, make any new rights or awards under, amend or otherwise modify any employee benefit or compensation plan, or increase the salary, wage, bonus or other compensation of any employee; or

            (q) agree, commit or arrange to do any of the foregoing.

      4.3 Access and Information; Confidentiality. Each of Company and the Parent shall afford to the other and its authorized representatives (including, but not limited to, its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of its properties, personnel, books and records shall furnish promptly to the other all information within its control or possession concerning its business, properties and personnel as Parent may reasonably request. Each of the Company and the Parent shall not disclose any such information to any third party, provided that both the Company and the Parent may disclose confidential information to their respective officers, directors, employees or agents who may need to know such information in order to perform their obligations to the Company or the Parent, as the case may be, in connection with the transactions contemplated by this Agreement. The Company and the Parent may each also disclose any such information in accordance with judicial or other governmental order, provided the recipient shall give disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent. The Company and the Parent shall each take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to maintain the confidentiality of such information.

      4.4 Reasonable Efforts.

            (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall cooperate and shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, but not limited to, (i) preparing and filing all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement, including filings and submissions pursuant to the Corporation Act, (ii) taking such commercially reasonable actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (iii) using all reasonable best efforts to satisfy or cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. No party will take any action which could prevent the satisfaction of any conditions to Closing set forth in Article V hereof.

            (b) Each party hereto shall promptly inform the other in writing of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

      4.5 Changes in Representation and Warranties; Notification of Certain Matters. Between the date of this Agreement and the Effective Time, the Company shall give notice in writing to Parent, and Parent and Merger Sub shall give notice in writing to the Company, promptly upon becoming aware of (i) any information known to such party that indicates in the reasonable judgment of such party that any representation or warranty of such party contained herein will not be true and correct in a manner that results or could likely result in a failure of the condition specified in Section 5.2(a), in the case of a notice from the Company, or Section 5.3(a), in the case of a notice from Parent and Merger Sub and (b) the occurrence of any event known to such party which in the reasonable judgment of such party will result, or has a reasonable prospect of resulting in, the failure by such party to satisfy a condition specified in
Article VI; provided, however, that the delivery of any notice pursuant to this
Section 4.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      4.6 Non-Disclosure; Public Announcements.

            (a) The Company will not at any time from and after the date of this Agreement and prior to the Closing, divulge, furnish or make accessible to anyone any information or documentation regarding the transactions contemplated by this Agreement, any confidential or secret aspects of the Company or the Surviving Corporation or any financial or other information about the Company or the Surviving Corporation except as required by law and except for the press release contemplated by Section 4.6(b) hereof. Any information which at or prior to the time of disclosure was generally available to the public through no breach of this covenant shall not be deemed confidential information for purposes hereof, and the undertakings in this covenant with respect to confidential information shall not apply thereto.

            (b) The initial press release or releases with respect to the transactions contemplated by this Agreement shall be in the form consented to in writing by Parent after consulting with the Company. For as long as this Agreement is in effect, the Company shall not, and shall cause its Affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the written consent of Parent, except where such release or announcement is required by applicable law, in which case the Company will consult with Parent and issue a release or announcement reasonably satisfactory in form and content to Parent.

            (c) Notwithstanding anything contained herein to the contrary, the parties acknowledge that Parent will prepare and file with the SEC a report on Form 8-K regarding the Merger and this Agreement (the "8-K Report"). The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with the preparation of the 8-K Report and any other filings required by law to be made with the SEC or any other Governmental Entity (all such filings, collectively, the "Filings").

            (d) Parent shall not include information in the Filings that, at (i) the time such Filings are filed and (ii) the Effective Time, contains any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Filings, Parent shall promptly amend such Filings. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

            (e) The Company represents that the information supplied by the Company for inclusion in the Filings shall not, at (i) the time such information is supplied contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Filings, the Company shall promptly inform Parent.

      4.7 Indemnification of Directors and Officers.

            (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company (individually, an "Indemnified Person" and, collectively, the "Indemnified Persons") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at, or after, the Effective Time, to the fullest extent that the Company would have been permitted under the Corporation Act and its charter or by-laws in effect on the date hereof to indemnify such Indemnified Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided, that the Indemnified Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met), and an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification).

            (b) Any Indemnified Persons wishing to claim indemnification under paragraph (a) of this Section 4.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Person to the extent that such failure does not prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation, (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and to use counsel reasonably acceptable to the Indemnified Person Parent shall not be liable to such Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Persons in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Persons and advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Persons, the Indemnified Persons may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Persons in any jurisdiction unless the use of one counsel for such Indemnified Persons would present such counsel with a conflict of interest, (ii) the Indemnified Persons will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Persons if and when a court of competent jurisdiction shall ultimately determine, and such determination shall be become final, that the indemnification of such Indemnified Persons in the manner contemplated hereby is prohibited by applicable law.

            (c) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and, his or her heirs and representatives.

                                    ARTICLE V

                                   CONDITIONS

      5.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

            (a) no court or Governmental Entity of competent jurisdiction shall have enacted, issued, entered, promulgated or enforced any Legal Requirements prohibiting, restraining, enjoining or otherwise preventing the consummation of the Merger;

            (b) all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity (each a "Requisite Regulatory Approval") required in connection with the execution and delivery of this Agreement and the performance of its terms shall have been obtained or made (as the case may be), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time; and

            (c) this Agreement, the Merger and other transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

      5.2 Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

            (a) the representations and warranties of the Company contained in this Agreement, regardless of whether such representations or warranties arise under Article II hereof or pursuant to another provision of this Agreement, shall be true and correct in all material respects, except that representations and warranties qualified by materiality or Company Material Adverse Effect shall be true in all respects, as of the date of this Agreement and as of the Effective Time, as though made on and as of such time, except to the extent that any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, and those not qualified by materiality or Company Material Adverse Effect shall be true in all respects, on and as of such earlier date);

            (b) from the date of this Agreement through the Effective Time, there shall not have occurred a Company Material Adverse Effect;

            (c) Parent shall have received a certificate signed by an executive officer of the Company to the effect of Sections 5.2(a) and (b) hereof;

            (d) the Company shall have provided Parent with evidence satisfactory to Parent that the Company has obtained all consents, waivers or approvals required for the assignment or transfer of all agreements and instruments identified on Section 2.8 of the Disclosure Schedule hereto;

            (e) no claim, action, suit, investigation or other proceeding shall be pending or threatened by any third party (including any governmental agency) before any court or administrative agency or otherwise relating to the transactions provided for herein or which may affect Parent or the Company in a manner which is materially adverse;

            (f) Parent shall have received an opinion from Empire Valuation Consultants, LLC, with respect to the Merger, in form and substance satisfactory to Parent, in its sole discretion;

            (g) the Company shall have furnished Parent with all other documents, certificates and other instruments reasonably requested by Parent.

      5.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

            (a) the representations and warranties of Parent and Merger Sub contained in this Agreement , regardless of whether such representations or warranties arise under Article III hereof or pursuant to another provision of this Agreement, shall be true and correct in all material respects, except that representations and warranties qualified by materiality or Parent Material Adverse Effect shall be true in all respects, as of the date of this Agreement and as of the Effective Time, as though made on and as of such time except to the extent that any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, and those not qualified by materiality or Parent Material Adverse Effect shall be true in all respects, on and as of such earlier date);

            (b) Parent and Merger Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date;

            (c) the Company shall have received a certificate signed by an executive officer of each of Parent and Merger Sub to the effect of Sections 5.3(a) and (b) hereof;

            (d) no claim, action, suit, investigation or other proceeding shall be pending or threatened by any third party (including any governmental agency) before any court or administrative agency or otherwise relating to the transactions provided for herein or which may affect Parent or the Company in a manner which is materially adverse;

            (e) The Company shall have received an opinion from Empire Valuation Consultants, LLC, with respect to the Merger, in form and substance satisfactory to the Company, in its sole discretion;

            (f) Parent and Merger Sub shall have furnished the Company with all other documents, certificates and other instruments reasonably requested by the Company.

                                   ARTICLE VI

           NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

      6.1 Representations and Warranties; Survival of Representations, Warranties, Etc.

            (a) The statements contained in this Agreement or in any exhibit or Disclosure Schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of the Company or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder. All such representations and warranties shall expire on and as of the Effective Time.

            (b) The statements contained in this Agreement or in any exhibit or Disclosure Schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of Parent or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder. All such representations and warranties shall expire on and as of the Effective Time.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

            (a) By the mutual written consent of Parent, Merger Sub and the Company;

            (b) By Parent and Merger Sub, on the one hand, or the Company, on the other hand, at any time on or after the later to occur of:

                  (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this
            Section 7.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; and

                  (ii) 45 days following the date hereof, if the Effective Time shall not have occurred on or before that date and if any of the conditions to the obligation of the terminating party to close the Merger has not, at that time, been fulfilled; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill materially any covenant or obligation under this Agreement has been the cause of, or resulted in, either the failure of the Effective Time to occur on or before such date or the failure of fulfillment before such date of any of the conditions to such terminating party's obligation to close the Merger; or

                  (iii) at such time as a court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable;

            (c) By Parent and Merger Sub, on the one hand or the Company, on the other hand, (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the representations, warranties or covenants set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(c) unless the breach of representation, warranty or covenant would entitle the terminating party not to consummate the transactions contemplated hereby under Section 5.2(a) (in the case of a breach of representation or warranty by the Company) or Section 5.3(a) (in the case of a breach of representation or warranty by Parent and Merger Sub) or which breach, by its nature, cannot be cured prior to the Closing.

      7.2 Procedure for and Effect of Termination. In the event that this Agreement is terminated and the Merger is abandoned by Parent or Merger Sub, on the one hand, or by the Company, on the other hand, pursuant to Section 7.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except (i) with respect to the willful breach by any party hereto, and (ii) that this Section 7.2, the last sentence of Section 4.4, Section 8.2 and Section 8.3 shall survive the termination of this Agreement.

                                  ARTICLE VII I

                                  MISCELLANEOUS

      8.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 8.1:

            (a) "Affiliate", with respect to any person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person;

            (b) "Business Day" shall mean each day on which banking institutions in New York, NY are not authorized or required to close;

            (c) "including" shall, unless the context clearly requires otherwise, mean including but not limited to the items or things following such term;

            (d) "knowledge", "to the knowledge of", "best knowledge" and any similar language shall mean, with respect to the Company, the actual and constructive knowledge, after due inquiry, of any person who, on the date hereof, is an officer of the Company;

            (e) "lease" shall mean any and all leases, subleases, sale/leaseback agreements or similar arrangements;

            (f) "liability", "liabilities" and any similar language shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law (including any environmental law), action or order from a Governmental Entity and those arising under any contract, agreement, arrangement, commitment or undertaking;

            (g) "person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

            (h) "Subsidiary", with respect to any corporation or other person, shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which is directly or indirectly owned by such person, and any other entity over which such corporation or other person has control as a result of ownership interests, any contract or other arrangement, or through any other means. For purposes of this Agreement, all references to "Subsidiaries" of a person shall be deemed to mean "Subsidiary" if such person has only one Subsidiary.

      8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented, whether before or after the Stockholder Approvals, only by a written agreement signed by each of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the Company's Stockholders, no such amendment or modification shall (a) alter or change the amount or kind of the consideration to be delivered to the stockholders of the Company, (b) alter or change any term of the articles of incorporation of the Surviving Corporation to be effected by the Merger or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change could adversely affect the stockholders of the Company.

      8.3 Waiver of Compliance; Consents. Any failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent, Merger Sub or the Company, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

      8.4 Restrictive Legend. Each certificate representing Parent Common Stock to be delivered to the holders of Company Stock hereunder shall, except as otherwise provided in this Section 8.4, be stamped or otherwise imprinted with a legend substantially in the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to Parent the securities being sold thereby may be publicly sold without registration under the Securities Act or under the applicable state securities laws.

      8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (1)   if to Parent or Merger Sub:

            Pure Vanilla eXchange, Inc.
            805 Third Avenue
            New York, NY  10022
            Attn: Steven Yevoli
            Telecopier: (212) 972-1666

            with a copy to:

            Greenberg Traurig, LLP
            Met Life Building
            200 Park Avenue
            New York NY  10166
            Attn: Kenneth Zuckerbrot, Esq.
            Telecopier: (212) 801-6400

      (2)   if to the Company:

            Nimble Group, Inc.
            805 Third Avenue
            New York, NY  10022
            Attn: Steven Yevoli
            Telecopier: (212) 972-1666

            with a copy to:

            Boylan, Brown, Code, Vigdor & Wilson, LLP
            2400 Chase Square
            Rochester, NY  14564
            Attn: Robert F. Mechur, Esq.
            Telecopier: (585) 232-3528

      8.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, representatives, affiliates, subsidiaries, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

      8.7 Expenses. Except as provided in Section 5.16 of this Agreement, whether or not the Merger is consummated, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

      8.8 Gender; Plurals, etc. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.

      8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

      8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      8.12 Entire Agreement. This Agreement (including the schedules, exhibits, documents or instruments referred to herein) embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

      8.13 No Third Party Beneficiaries. Except as provided in Section 4.10 and 6.2(a), this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

      8.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.

                                    NIMBLE GROUP, INC.


                                    By:_________________________________________
                                    Name: Steven Yevoli
                                    Title: President and Chief Executive Officer


                                    PURE VANILLA EXCHANGE INC.


                                    By:_________________________________________
                                    Name: Steven Yevoli
                                    Title: Chairman of the Board of Directors


                                    PVNX ACQUISITION CORP.


                                    By:_________________________________________
                                    Name: Steven Yevoli
                                    Title: President and Director